EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2025 Fourth Quarter Results
Effingham, IL, January 22, 2026 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported a net loss available to common shareholders of $5.1 million, or $0.24 per diluted share, for the fourth quarter of 2025, compared to net income available to common shareholders of $5.3 million, or $0.24 per diluted share, for the third quarter of 2025. This also compares to a net loss of $33.0 million, or $1.52 per diluted share, for the fourth quarter of 2024.
Financial results for the fourth quarter of 2025 included the previously announced loss on the sale of substantially all of the Company’s equipment finance portfolio of $21.4 million, in addition to a $1.6 million loss on the sale of a small consumer loan portfolio. Excluding these transactions, adjusted earnings available to common shareholders were $11.9 million, or $0.53 per diluted share, for the fourth quarter of 2025.
The Company also recognized additional credit enhancement income of $6.6 million during the fourth quarter of 2025 resulting from contractual changes in its third-party lending and servicing arrangements, which was partially offset by $1.7 million in additional FDIC assessments related to prior years’ amended call reports due to the restatements of prior years’ financial statements.
2025 Fourth Quarter Results
•Net loss available to common shareholders of $5.1 million, or $0.24 per diluted share; Adjusted earnings available to common shareholders of $11.9 million, or $0.53 per diluted share
•Sale of substantially all of the equipment finance portfolio for $21.4 million loss
•Adjusted pre-provision net revenue of $31.4 million, or $1.44 per diluted share, compared to $31.3 million, or $1.43 per diluted share, for the third quarter of 2025
•Net interest margin of 3.74% compared to 3.79% in the prior quarter, which included interest recoveries of $1.6 million
•Ratio of nonperforming assets to total assets of 1.02%, consistent with the prior quarter
•Total capital to risk-weighted assets of 15.16% and common equity tier 1 capital of 9.89%
•Provision for credit losses on loans was $11.8 million for the fourth quarter of 2025, compared to $20.5 million for the third quarter of 2025
Discussion of Outlook; President & Chief Executive Officer, Jeffrey G. Ludwig:
“Entering 2025, improving credit quality was our number one priority and throughout the year, we took significant steps to reduce our risk in the loan portfolio and strengthen our balance sheet. We have significantly enhanced our credit talent, culture, and underwriting standards in 2025, and while non-performing assets remain above our 0.75% target, we believe the actions taken in 2025 position us well for continued improvement. We accomplished this without raising any additional capital while also continuing to invest in our core businesses.

“Our capital position improved, with the common equity tier 1 capital ratio rising to 9.89% and approaching our 10.0% target. With the Company’s shares trading near tangible book value during the quarter, we repurchased $9.6 million of common stock.

“Revenue trends remained positive in the fourth quarter, highlighted by a strong net interest margin and roughly 6.5% annualized loan growth in our Community Bank. Also, our wealth management business posted another record quarter. We continue to invest in these businesses and expect solid momentum to continue in 2026.”

Key Points for Fourth Quarter and Outlook
Sale of substantially all of the equipment finance portfolio; Continuation of credit clean-up
•As previously announced, the Company sold substantially all of its equipment finance loan and lease portfolio during the fourth quarter of 2025, resulting in a loss on sale of $21.4 million.

•Nonperforming loans and loans 30-89 days past due decreased to $65.5 million and $17.1 million, respectively, at December 31, 2025.

•Net charge-offs, excluding the impact of $29.8 million of the allowance for credit losses which were charged off as part of the equipment finance portfolio sale, were $13.7 million for the fourth quarter of 2025, which included:
◦$5.3 million of net charge-offs in the retained portion of our equipment finance portfolio
◦$3.7 million of net charge-offs on non-performing commercial real estate loans included in our Community Bank portfolio due to the receipt of updated appraisals
◦$2.0 million of fully reimbursed net charge-offs related to our third-party lending portfolio
◦$1.1 million of charge-offs related to a commercial real estate loan that moved to non-accrual during the quarter.
•Provision for credit losses on loans was $11.8 million for the fourth quarter of 2025. The provision for credit losses on loans resulted from the replenishment of reserve balances following higher net charge-offs during the quarter and a modest reserve build related to growth in the Community Bank portfolio.
•Allowance for credit losses on loans was $69.2 million, or 1.59% of total loans at December 31, 2025 compared to an allowance of $100.9 million at September 30, 2025, or 2.07% of total loans. The decrease was primarily driven by the reduction in the allowance for credit losses associated with the portion of the equipment finance portfolio that was sold during the quarter.
The table below summarizes certain information regarding the Company’s loan portfolio asset quality for the periods presented.

	As of and for the Three Months Ended
(dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Asset Quality
Loans 30-89 days past due	$17,079	$26,019	$40,959	$48,221	$43,681
Nonperforming loans	65,483	68,703	80,112	145,690	150,907
Nonperforming assets	66,089	70,369	81,775	151,264	157,409
Substandard accruing loans	76,000	78,901	58,478	77,620	84,058
Net charge-offs	43,492	12,309	29,854	16,878	112,776
Loans 30-89 days past due to total loans	0.39%	0.53%	0.81%	0.96%	0.85%
Nonperforming loans to total loans	1.50%	1.41%	1.59%	2.90%	2.92%
Nonperforming assets to total assets	1.02%	1.02%	1.15%	2.08%	2.10%
Allowance for credit losses to total loans	1.59%	2.07%	1.84%	2.10%	2.15%
Allowance for credit losses to nonperforming loans	105.71%	146.84%	115.70%	72.19%	73.69%
Net charge-offs to average loans (annualized)	3.69%	0.99%	2.34%	1.35%	7.94%
Solid Growth Trends in Community Bank & Wealth Management
•Total loans at December 31, 2025 were $4.35 billion, a decrease of $515.6 million from September 30, 2025. Key changes in the loan portfolio were as follows:
◦Community Bank balances increased $53.7 million, or 1.6%, from September 30, 2025. We originated $180 million of new loans during the fourth quarter of 2025, which benefited from growth in commercial clients with full banking relationships, increasing from $129 million during the third quarter of 2025. This growth was partially offset by payoffs of $161.2 million, increasing from $146.0 million during the third quarter of 2025. Pipelines continued to remain strong through the end of the fourth quarter of 2025 and to begin 2026.

◦Equipment finance balances declined $578.1 million compared to balances at September 30, 2025, primarily due to the sale of substantially all of the portfolio during the quarter.
◦Non-core loans decreased $17.2 million to $295.8 million from September 30, 2025.
•Total deposits were $5.42 billion at December 31, 2025, a decrease of $180.4 million from September 30, 2025. The decrease in deposits reflected the following:
◦Community Bank deposits decreased $154.9 million from balances as of September 30, 2025, driven by seasonality in public funds and ordinary fluctuations in liquidity related to certain of our larger deposit customer relationships.
◦Brokered deposits decreased $24.0 million from balances as of September 30, 2025. The reduction in higher-cost deposit funding improved our net interest margin by 4 basis points during the quarter.
•Wealth Management revenue totaled $8.3 million in the fourth quarter of 2025. Assets under administration were $4.48 billion at December 31, 2025, an increase from $4.36 billion at September 30, 2025. The Company continued to experience strong pipelines through the end of the fourth quarter of 2025.
Net Interest Margin
•Net interest margin was 3.74%, down 5 basis points compared to the third quarter of 2025. The third quarter of 2025 included a $1.6 million interest recovery due to the payoff of a nonaccrual loan. Excluding this, the net interest margin increased 5 basis points in the fourth quarter of 2025. Our cost of funding continues to decline, as rate cuts enacted by the Federal Reserve beginning in late 2024 continue to result in a lower cost of deposits for the Company, which fell by 17 basis points to 1.95% in the fourth quarter of 2025. The rate cuts in December 2025 had a limited effect on the fourth quarter’s results but should result in additional improvement in funding costs into 2026.

The following table presents the Company’s net interest margin for the fourth quarter of 2025 compared to the third quarter of 2025 and the fourth quarter of 2024.

	For the Three Months Ended
(dollars in thousands)	December 31, 2025			September 30, 2025			December 31, 2024
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$81,080	$802	3.92%	$78,567	$849	4.29%	$96,676	$1,101	4.53%
Investment securities(1)	1,457,778	16,807	4.57	1,338,997	15,979	4.73	1,213,248	14,417	4.73
Loans(1)(2)	4,671,538	73,889	6.28	4,947,675	81,012	6.50	5,652,586	88,412	6.22
Loans held for sale	11,035	145	5.21	9,268	147	6.29	12,854	129	4.00
Nonmarketable equity securities	36,053	673	7.41	38,559	715	7.36	35,171	632	7.15
Total interest-earning assets	6,257,484	92,316	5.85	6,413,066	98,702	6.11	7,010,535	104,691	5.94
Noninterest-earning assets	486,216			498,875			669,300
Total assets	$6,743,700			$6,911,941			$7,679,835

Interest-Bearing Liabilities
Interest-bearing deposits	$4,501,366	$27,147	2.39%	$4,644,455	$30,219	2.58%	$5,241,702	$40,016	3.04%
Short-term borrowings	110,069	1,035	3.73	54,839	499	3.61	31,853	214	2.68
FHLB advances & other borrowings	359,380	3,648	4.03	386,772	4,044	4.15	284,033	2,880	4.03
Subordinated debt	27,017	380	5.58	77,210	1,393	7.16	80,410	1,498	7.41
Trust preferred debentures	51,771	1,183	9.07	51,602	1,221	9.39	51,132	1,292	10.05
Total interest-bearing liabilities	5,049,603	33,393	2.62	5,214,878	37,376	2.84	5,689,130	45,900	3.21
Noninterest-bearing deposits	1,015,629			1,020,196			1,066,520
Other noninterest-bearing liabilities	95,770			100,436			117,478
Shareholders’ equity	582,698			576,431			806,707
Total liabilities and shareholder’s equity	$6,743,700			$6,911,941			$7,679,835

Net Interest Margin		$58,923	3.74%		$61,326	3.79%		$58,791	3.34%

Cost of Deposits			1.95%			2.12%			2.52%
(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for each of the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.

Trends in Noninterest Income and Expense
•Noninterest income was $26.9 million for the fourth quarter of 2025 compared to $20.0 million for the third quarter of 2025. Noninterest income for the fourth quarter of 2025 included $6.6 million of additional credit enhancement income driven by contractual changes in our third-party lending and servicing arrangements.
•Noninterest expense was $77.2 million for the fourth quarter of 2025 compared to $49.8 million of noninterest expense for the third quarter of 2025. Noninterest expense for the fourth quarter of 2025 included $23.0 million of losses on the sale of loans (of which $21.4 million related to the equipment finance portfolio sale) and $1.7 million in additional FDIC assessments related to prior years’ amended call reports due to the restatements of prior years’ financial statements.

•Income tax benefit was $0.4 million for the fourth quarter of 2025, compared to income tax expense of $3.8 million for the third quarter of 2025 and income tax benefit of $8.2 million for the fourth quarter of 2024. The resulting effective tax rates were 11.1%, 33.2% and 21.0%, respectively. The effective tax rate for the fourth quarter of 2025 reflected the impact of the loss on the sale of substantially all of our equipment finance portfolio.

Fourth Quarter 2025 Financial Highlights and Key Performance Indicators

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Return on average assets (annualized)	(0.17)%	0.43%	0.67%	(7.66)%	(1.59)%
Adjusted pre-provision net revenue to average assets (1)	1.85%	1.80%	1.81%	1.47%	1.83%
Net interest margin (annualized)	3.74%	3.79%	3.56%	3.49%	3.34%
Efficiency ratio (1)	63.11%	61.25%	60.60%	64.29%	62.31%
Noninterest expense to average assets	4.54%	2.86%	2.80%	11.02%	3.04%
Net charge-offs to average loans (annualized)	3.69%	0.99%	2.34%	1.35%	7.94%
Tangible book value per share at period end (1)	$20.70	$21.16	$20.68	$20.54	$19.83
Diluted earnings (loss) per common share	$(0.24)	$0.24	$0.44	$(6.58)	$(1.52)
Common shares outstanding at period end	21,169,854	21,543,557	21,515,138	21,503,036	21,494,485
Trust assets under administration	$4,478,999	$4,363,756	$4,181,180	$4,101,414	$4,153,080
(1) Non-GAAP financial measures. Refer to pages 11-12 for a reconciliation to the comparable GAAP financial measures.
Capital
As previously announced, on November 3, 2025, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of its common stock through November 2, 2026. During the fourth quarter of 2025, the Company repurchased $9.6 million of its common stock (457,222 shares of its common stock at a weighted average price of $20.96), resulting in approximately $15 million in remaining repurchase authority under the program.
The Company and Midland States Bank exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of December 31, 2025
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	14.27%	15.16%	10.50%
Tier 1 capital to risk-weighted assets	13.02%	13.37%	8.50%
Common equity Tier 1 capital to risk-weighted assets	13.02%	9.89%	7.00%
Tier 1 leverage ratio	9.63%	9.90%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.75%	N/A
(1) A non-GAAP financial measure. Refer to pages 11-12 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2025, the Company had total assets of approximately $6.51 billion, and its Wealth Management Group had assets under administration of approximately $4.48 billion. The Company provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted pre-provision net revenue,” “Adjusted pre-provision net revenue per diluted share,” “Adjusted pre-provision net revenue to average assets,” “Adjusted earnings (loss),” “Adjusted earnings (loss) available to common shareholders,” “Adjusted diluted earnings (loss) per common share,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," “should,” "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," “outlook,” “trends,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Assets
Cash and cash equivalents	$127,811	$166,147	$176,587	$102,006	$114,766
Investment securities	1,524,943	1,383,121	1,354,652	1,368,405	1,212,366
Loans	4,352,004	4,867,587	5,035,295	5,018,053	5,167,574
Allowance for credit losses on loans	(69,219)	(100,886)	(92,690)	(105,176)	(111,204)
Total loans, net	4,282,785	4,766,701	4,942,605	4,912,877	5,056,370
Loans held for sale	7,781	7,535	37,299	287,821	344,947
Premises and equipment, net	85,134	86,005	86,240	86,719	85,710
Other real estate owned	606	393	393	4,183	4,941
Loan servicing rights, at lower of cost or fair value	11,932	16,165	16,720	17,278	17,842
Goodwill	7,927	7,927	7,927	7,927	161,904
Other intangible assets, net	8,876	9,619	10,362	11,189	12,100
Company-owned life insurance	218,554	216,494	214,392	212,336	211,168
Credit enhancement asset	12,557	5,765	5,800	5,615	16,804
Other assets	222,221	245,643	254,901	268,448	267,891
Total assets	$6,511,127	$6,911,515	$7,107,878	$7,284,804	$7,506,809

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,040,411	$1,015,930	$1,074,212	$1,090,707	$1,055,564
Interest-bearing deposits	4,383,968	4,588,895	4,872,707	4,845,727	5,141,679
Total deposits	5,424,379	5,604,825	5,946,919	5,936,434	6,197,243
Short-term borrowings	60,181	146,766	8,654	40,224	87,499
FHLB advances and other borrowings	293,000	373,000	345,000	498,000	258,000
Subordinated debt	27,019	27,014	77,759	77,754	77,749
Trust preferred debentures	51,857	51,684	51,518	51,358	51,205
Other liabilities	89,192	124,225	104,323	109,597	124,266
Total liabilities	5,945,628	6,327,514	6,534,173	6,713,367	6,795,962
Total shareholders’ equity	565,499	584,001	573,705	571,437	710,847
Total liabilities and shareholders’ equity	$6,511,127	$6,911,515	$7,107,878	$7,284,804	$7,506,809

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2025	2025	2025	2025	2024
Net interest income:
Interest income	$92,095	$98,493	$97,924	$99,355	$104,470
Interest expense	33,393	37,376	39,229	41,065	45,900
Net interest income	58,702	61,117	58,695	58,290	58,570
Provision for credit losses:
Provision for credit losses on loans	11,825	20,505	17,369	10,850	74,183
Recapture of credit losses on unfunded commitments	(200)	(500)	—	—	—
Total provision for credit losses	11,625	20,005	17,369	10,850	74,183
Net interest income after provision for credit losses	47,077	41,112	41,326	47,440	(15,613)
Noninterest income:
Wealth management revenue	8,272	8,018	7,379	7,350	7,660
Service charges on deposit accounts	3,573	3,598	3,351	3,305	3,506
Interchange revenue	3,437	3,445	3,463	3,151	3,528
Residential mortgage banking revenue	690	735	756	676	637
Income on company-owned life insurance	2,060	2,102	2,068	2,334	1,975
Gain (loss) on sales of investment securities, net	—	14	—	—	(34)
Credit enhancement income (loss)	6,876	(242)	3,848	(578)	15,810
Other income	1,959	2,346	2,669	1,525	2,289
Total noninterest income	26,867	20,016	23,534	17,763	35,371
Noninterest expense:
Salaries and employee benefits	25,906	26,393	25,685	26,416	22,283
Occupancy and equipment	4,353	4,206	4,166	4,498	4,286
Data processing	6,834	7,186	7,035	6,919	7,278
Professional services	2,321	2,017	2,792	2,741	1,580
Impairment on goodwill	—	—	—	153,977	—
Amortization of intangible assets	743	743	827	911	952
Loss on sale of loan portfolios	23,051	—	—	—	—
Impairment on leased assets and surrendered assets	684	—	—	—	7,601
FDIC insurance	3,739	1,512	1,422	1,463	1,383
Other expense	9,561	7,757	8,065	6,080	13,336
Total noninterest expense	77,192	49,814	49,992	203,005	58,699
Income (loss) before income taxes	(3,248)	11,314	14,868	(137,802)	(38,941)
Income tax expense (benefit)	(360)	3,757	2,844	3,172	(8,172)
Net income (loss)	(2,888)	7,557	12,024	(140,974)	(30,769)
Preferred stock dividends	2,228	2,229	2,228	2,228	2,228
Net income (loss) available to common shareholders	$(5,116)	$5,328	$9,796	$(143,202)	$(32,997)

Basic earnings (loss) per common share	$(0.24)	$0.24	$0.44	$(6.58)	$(1.52)
Diluted earnings (loss) per common share	$(0.24)	$0.24	$0.44	$(6.58)	$(1.52)
Weighted average common shares outstanding	21,854,033	21,863,911	21,820,190	21,795,570	21,748,428
Weighted average diluted common shares outstanding	21,854,033	21,863,911	21,820,190	21,795,570	21,753,711

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)(continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Loan Portfolio Mix
Commercial loans	$1,169,740	$1,149,673	$1,178,792	$879,286	$934,848
Equipment finance loans	8,781	326,860	364,526	390,276	416,968
Equipment finance leases	50,981	310,983	347,155	373,168	391,390
Commercial FHA warehouse lines	—	—	1,068	—	8,004
Total commercial loans and leases	1,229,502	1,787,516	1,891,541	1,642,730	1,751,210
Commercial real estate	2,342,664	2,336,661	2,383,361	2,592,325	2,591,664
Construction and land development	286,140	260,073	258,729	264,966	299,842
Residential real estate	349,623	353,475	361,261	373,095	380,557
Consumer	144,075	129,862	140,403	144,937	144,301
Total loans	$4,352,004	$4,867,587	$5,035,295	$5,018,053	$5,167,574

Loan Portfolio Segment
Regions
Eastern	$972,031	$927,977	$897,348	$897,792	$899,611
Northern	711,702	724,695	753,590	747,028	714,562
Southern	729,368	725,892	778,124	711,787	720,188
St. Louis	915,126	896,005	884,685	902,743	868,190
Total Community Bank	3,328,227	3,274,569	3,313,747	3,259,350	3,202,551
Specialty finance	668,183	642,167	670,566	867,918	1,026,443
Equipment finance	59,762	637,843	711,681	763,444	808,359
Non-core loan program and other(1)	295,832	313,008	339,301	127,341	130,221
Total loans	$4,352,004	$4,867,587	$5,035,295	$5,018,053	$5,167,574

Deposit Portfolio Mix
Noninterest-bearing demand	$1,040,411	$1,015,930	$1,074,212	$1,090,707	$1,055,564
Interest-bearing:
Checking	1,855,215	1,996,501	2,180,717	2,161,282	2,378,256
Money market	1,248,942	1,240,885	1,216,357	1,154,403	1,173,630
Savings	487,742	486,953	511,470	522,663	507,305
Time	748,942	804,740	818,813	818,732	822,981
Brokered time	43,127	59,816	145,350	188,647	259,507
Total deposits	$5,424,379	$5,604,825	$5,946,919	$5,936,434	$6,197,243

Deposit Portfolio by Channel
Retail	$2,823,064	$2,791,085	$2,811,838	$2,846,494	$2,749,650
Commercial	1,193,637	1,248,445	1,145,369	1,074,837	1,209,815
Public Funds	473,381	605,474	618,172	490,374	505,912
Wealth & Trust	265,747	263,765	304,626	301,251	340,615
Servicing	498,496	498,892	785,659	842,567	896,436
Brokered Deposits	143,192	167,228	248,707	358,063	473,451
Other	26,862	29,936	32,548	22,848	21,364
Total deposits	$5,424,379	$5,604,825	$5,946,919	$5,936,434	$6,197,243
(1) Non-core loan programs refer to loan portfolios originated through third parties or capital markets, including loans to finance the sale of the GreenSky portfolio.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2025	2025	2025	2025	2024
Income (loss) before income tax expense (benefit) - GAAP	$(3,248)	$11,314	$14,868	$(137,802)	$(38,941)
Adjustments to noninterest income:
(Gain) loss on sales of investment securities, net	—	(14)	—	—	34
Loss on repurchase of subordinated debt	—	—	—	—	13
Total adjustments to noninterest income	—	(14)	—	—	47
Adjustments to noninterest expense:
Loss on sale of loan portfolios	(23,051)	—	—	—	—
Impairment on goodwill	—	—	—	(153,977)	—
Total adjustments to noninterest expense	(23,051)	—	—	(153,977)	—
Adjusted earnings (loss) pre tax - non-GAAP	19,803	11,300	14,868	16,175	(38,894)
Adjusted earnings (loss) tax (benefit) expense	5,691	3,753	2,844	3,172	(8,159)
Adjusted earnings (loss) - non-GAAP	14,112	7,547	12,024	13,003	(30,735)
Preferred stock dividends	2,228	2,229	2,228	2,228	2,228
Adjusted earnings (loss) available to common shareholders	$11,884	$5,318	$9,796	$10,775	$(32,963)
Adjusted diluted earnings (loss) per common share	$0.53	$0.24	$0.44	$0.49	$(1.52)

Adjusted Pre-Provision Net Revenue Reconciliation

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Income (loss) before income tax expense (benefit)	$(3,248)	$11,314	$14,868	$(137,802)	$(38,941)
Provision for credit losses	11,625	20,005	17,369	10,850	74,183
Loss on sale of loan portfolios	23,051	—	—	—	—
Impairment on goodwill	—	—	—	153,977	—
Adjusted pre-provision net revenue	$31,428	$31,319	$32,237	$27,025	$35,242
Adjusted pre-provision net revenue per diluted share	$1.44	$1.43	$1.48	$1.24	$1.62
Adjusted pre-provision net revenue to average assets	1.85%	1.80%	1.81%	1.47%	1.83%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Noninterest expense - GAAP	$77,192	$49,814	$49,992	$203,005	$58,699
Loss on sale of loan portfolios	(23,051)	—	—	—	—
Impairment on goodwill	—	—	—	(153,977)	—
Adjusted noninterest expense	$54,141	$49,814	$49,992	$49,028	$58,699

Net interest income - GAAP	$58,702	$61,117	$58,695	$58,290	$58,570
Effect of tax-exempt income	221	209	267	208	220
Adjusted net interest income	58,923	61,326	58,962	58,498	58,790

Noninterest income - GAAP	26,867	20,016	23,534	17,763	35,371
(Gain) loss on sales of investment securities, net	—	(14)	—	—	34
Loss on repurchase of subordinated debt	—	—	—	—	13
Adjusted noninterest income	26,867	20,002	23,534	17,763	35,418

Adjusted total revenue	$85,790	$81,328	$82,496	$76,261	$94,208

Efficiency ratio	63.11%	61.25%	60.60%	64.29%	62.31%

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2025	2025	2025	2025	2024
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$565,499	$584,001	$573,705	$571,437	$710,847
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(161,904)
Other intangible assets, net	(8,876)	(9,619)	(10,362)	(11,189)	(12,100)
Tangible common equity	$438,148	$455,907	$444,868	$441,773	$426,295

Total Assets to Tangible Assets:
Total assets—GAAP	$6,511,127	$6,911,515	$7,107,878	$7,284,804	$7,506,809
Adjustments:
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(161,904)
Other intangible assets, net	(8,876)	(9,619)	(10,362)	(11,189)	(12,100)
Tangible assets	$6,494,324	$6,893,969	$7,089,589	$7,265,688	$7,332,805

Common Shares Outstanding	21,169,854	21,543,557	21,515,138	21,503,036	21,494,485

Tangible Common Equity to Tangible Assets	6.75%	6.61%	6.27%	6.08%	5.81%
Tangible Book Value Per Share	$20.70	$21.16	$20.68	$20.54	$19.83